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                                                                     Exhibit 5.1

                               November 30, 2000


(415) 393-8200                                          03778-00023

Virata Corporation
2933 Bunker Hill Lane
Suite 201
Santa Clara, California 95054

     Re:  Virata Corporation
          Registration Statement on Form S-3
          (Registration No. 333 - ____________)

Ladies and Gentlemen:

     We refer to the registration statement on Form S-3 (the "Registration Statement") filed under the Securities Act of 1933, as amended (the "Act"), by Virata Corporation, a Delaware corporation (the "Company"), with respect to the proposed offering by certain selling stockholders of the Company of up to 930,733 shares of the Company's common stock, $0.001 par value per share (the "Common Stock"). The shares are to be sold from time to time in the public market at prevailing prices or as otherwise described in the Registration Statement.

     On the basis of such investigation as we have deemed necessary, we are of the opinion that the shares of Common Stock are duly and validly issued, fully paid and non-assessable.

     The Company is a Delaware corporation. We are not admitted to practice in Delaware. However, we are familiar with the Delaware General Corporation Law and have made such review thereof as we consider necessary for the purpose of this opinion. Therefore, this opinion is limited to the present laws of the State of Delaware and the State of California, and to the present federal laws of the United States of America.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" contained in the prospectus that forms a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the General Rules and Regulations of the Securities and Exchange Commission.

                              Very truly yours,

                              /s/ GIBSON, DUNN & CRUTCHER LLP